Exhibit 99.1

CoStar Group Grows Net Income $28 Million Year-over-Year
Margins Expand Dramatically and EBITDA Increases 161% Year-over-Year

WASHINGTON, DC - October 26, 2016 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended September 30, 2016 was $213 million, an increase of 12.5% over revenue of $189 million in the third quarter of 2015. Net income for the third quarter of 2016 increased to $23 million or $0.72 per diluted share compared to a net loss of $(5) million in the third quarter of 2015. EBITDA in the third quarter of 2016 was $58 million compared to $22 million in the third quarter of 2015, an increase of 161%. EBITDA margin was 27% in the third quarter of 2016 compared to 12% in the third quarter of 2015.

“We achieved another strong quarter of profitable revenue growth in the third quarter of 2016,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Our focus on investing in growth and cost management has generated net income and EBITDA through the first nine months of 2016 that is as high or higher than in any other 12 month period in our history. Net new sales of our flagship service CoStar Suite continued to accelerate. Year-to-date in 2016, we have outpaced CoStar Suite net new sales over the same time period in 2015 by 33%.”

“Our expansion into multifamily has been a tremendous success. In just two and a half years, we have transformed Apartments.com. At the time of the acquisition in the first quarter of 2014, Apartments.com averaged 7.8 million visits a month according to comScore and generated annual revenue of $86 million, placing it third among internet listing sites. In the third quarter of 2016, Apartments.com is now number one in visits averaging 21 million visits a month according to comScore and we believe we are number one in annualized revenue we generate in the multifamily space. From November 2015 to September 2016, Apartments.com visits are up 39% while our next closest competitor is down 10% according to comScore.”

Year 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)
	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$159	$171	$189	$193	$200	$207	$213
Net income (loss)	(6)	(15)	(5)	23	17	16	23
Net income (loss) per share - diluted	(0.19)	(0.47)	(0.17)	0.71	0.52	0.48	0.72
Weighted average outstanding shares - diluted	31.8	31.9	32.0	32.3	32.4	32.4	32.4

EBITDA	14	(1)	22	55	48	46	58
Adjusted EBITDA	24	11	36	65	58	56	67
Non-GAAP Net Income	11	2	17	36	31	29	36
Non-GAAP Net Income per share - diluted	0.34	0.08	0.53	1.10	0.95	0.91	1.11

CoStar Suite revenue for the third quarter of 2016 of $103 million increased 13% versus the third quarter of 2015 and 14% excluding the impact of foreign currency movements. Compared to the third quarter of 2015, multifamily revenue increased 17% in the third quarter of 2016, and 22% for the same period on a pro forma basis (defined below), adjusting for non-core services that were shut down after the Apartment Finder acquisition.

Non-GAAP net income (defined below) for the quarter ended September 30, 2016 was $36 million or $1.11 per diluted share, an increase of $19 million compared to non-GAAP net income of $17 million in the third quarter of 2015. Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) was $67 million for the third quarter of 2016 versus $35 million in the third quarter of 2015, which is an increase of 89% year-over-year. Adjusted EBITDA margin was 32% for the third quarter of 2016 versus 19% for the third quarter of 2015.

Company-wide net bookings were $26 million in the third quarter of 2016. This is the sixth quarter in a row of over $25 million in quarterly net bookings. Strong net bookings in the third quarter were achieved in spite of headwinds that resulted from our plan to shut down the LoopNet information products and our reduced sales efforts for LoopNet Premium Searcher ahead of the planned integration with CoStar Suite.

As of September 30, 2016, the Company had approximately $533 million in cash, cash equivalents and investments, which is an increase of approximately $58 million in the third quarter of 2016. Short and long-term debt outstanding, net of debt issuance costs, totaled approximately $338 million as of September 30, 2016.

2016 Outlook
“The Company continued to deliver strong revenue growth and better than expected earnings in the third quarter of 2016,” stated Scott T. Wheeler, Chief Financial Officer of CoStar Group. “With our continued focus on profitable growth, we are again increasing our full-year earnings forecast.”

The Company expects revenue of approximately $835 million to $838 million for the full year of 2016. For the fourth quarter of 2016, the Company expects revenue of approximately $216 million to $219 million.

For the full year of 2016, the Company expects non-GAAP net income per diluted share (defined below) in a range of approximately $4.20 to $4.25, raising the midpoint by $0.13 from the prior outlook, and by $0.55 from the Company’s initial 2016 guidance. For the fourth quarter of 2016, the Company expects non-GAAP net income per diluted share of approximately $1.23 to $1.28.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 26, 2016, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Pro-forma Revenue Definition
Pro-forma revenue growth rates presented in this release include the addition of Apartment Finder core online marketplace revenue recognized prior to the June 1, 2015 acquisition date and exclude any pre- or post- acquisition revenue for discontinued Apartment Finder services such as Finder Social.

Earnings Conference Call
Management will conduct a conference call at 11:00 AM EDT on Thursday, October 27, 2016 to discuss earnings results for the third quarter of 2016 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (800) 398-9367 (from the United States and Canada) or (612) 332-0632 (from all other countries) and refer to conference code 403281. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 403281. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$212,711	$189,078	$619,319	$518,755
Cost of revenues	42,222	53,728	127,801	143,758
Gross margin	170,489	135,350	491,518	374,997

Operating expenses:
Selling and marketing	75,414	80,506	231,086	242,418
Software development	19,357	17,048	56,539	49,040
General and administrative	30,572	31,074	88,275	86,346
Purchase amortization	5,550	7,153	17,602	21,260
	130,893	135,781	393,502	399,064

Income (loss) from operations	39,596	(431)	98,016	(24,067)
Interest and other income	344	42	587	473
Interest and other expense	(2,498)	(2,363)	(7,462)	(7,060)
Income (loss) before income taxes	37,442	(2,752)	91,141	(30,654)
Income tax expense (benefit), net	14,241	2,610	35,643	(4,199)
Net income (loss)	$23,201	$(5,362)	$55,498	$(26,455)

Net income (loss) per share - basic	$0.72	$(0.17)	$1.73	$(0.83)
Net income (loss) per share - diluted	$0.72	$(0.17)	$1.71	$(0.83)

Weighted average outstanding shares - basic	32,186	31,980	32,152	31,934
Weighted average outstanding shares - diluted	32,440	31,980	32,423	31,934

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income (loss)	$23,201	$(5,362)	$55,498	$(26,455)
Income tax expense (benefit), net	14,241	2,610	35,643	(4,199)
Income (loss) before income taxes	37,442	(2,752)	91,141	(30,654)
Purchase amortization and other related costs	11,286	17,117	34,721	44,147
Stock-based compensation expense	9,311	9,312	26,981	25,169
Acquisition and integration related costs	—	1,787	2,258	5,347
Restructuring and related costs	66	2,279	66	2,279
Settlements and impairments	—	—	—	2,778
Non-GAAP income before income taxes	58,105	27,743	155,167	49,066
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(22,080)	(10,542)	(58,963)	(18,645)
Non-GAAP net income	$36,025	$17,201	$96,204	$30,421

Net income (loss) per share - diluted	$0.72	$(0.17)	$1.71	$(0.83)
Non-GAAP net income per share - diluted**	$1.11	$0.53	$2.97	$0.94

Weighted average outstanding shares - basic	32,186	31,980	32,152	31,934
Weighted average outstanding shares - diluted**	32,440	32,229	32,423	32,229

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income (loss)	$23,201	$(5,362)	$55,498	$(26,455)
Purchase amortization in cost of revenues	5,736	9,964	17,119	22,887
Purchase amortization in operating expenses	5,550	7,153	17,602	21,260
Depreciation and other amortization	6,794	5,403	18,320	14,860
Interest income	(344)	(42)	(587)	(473)
Interest expense	2,498	2,363	7,462	7,060
Income tax expense (benefit), net	14,241	2,610	35,643	(4,199)
EBITDA	$57,676	$22,089	$151,057	$34,940
Stock-based compensation expense	9,311	9,312	26,981	25,169
Acquisition and integration related costs	—	1,787	2,258	5,347
Settlements and impairments	—	—	—	2,778
Restructuring and related costs	66	2,279	66	2,279
Adjusted EBITDA	$67,053	$35,467	$180,362	$70,513

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$522,099	$421,818
Short-term investments	1,171	—
Accounts receivable, net	47,461	40,276
Income tax receivable	1,049	430
Prepaid expenses and other current assets	11,663	10,209
Total current assets	583,443	472,733

Long-term investments	9,911	15,507
Deferred income taxes, net	8,153	9,107
Property and equipment, net	85,366	88,311
Goodwill	1,256,353	1,252,945
Intangible assets, net	207,113	238,318
Deposits and other assets	2,248	2,650
Total assets	$2,152,587	$2,079,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,770	$76,397
Current portion of long-term debt	21,825	16,746
Deferred revenue	41,864	42,138
Total current liabilities	153,459	135,281

Long-term debt, less current portion	315,694	338,366
Deferred gain on sale of building	19,346	21,239
Deferred rent	29,193	29,628
Deferred income taxes, net	9,185	4,585
Income taxes payable	7,012	6,692

Stockholders' equity	1,618,698	1,543,780
Total liabilities and stockholders' equity	$2,152,587	$2,079,571

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
North America	$205,637	$182,556	$598,757	$500,059
International
External customers	7,074	6,522	20,562	18,696
Intersegment revenue *	3	4	24	25
Total International revenue	7,077	6,526	20,586	18,721
Intersegment eliminations	(3)	(4)	(24)	(25)
Total revenues	$212,711	$189,078	$619,319	$518,755

EBITDA
North America **	$56,305	$20,993	$148,296	$32,816
International ***	1,371	1,096	2,761	2,124
Total EBITDA	$57,676	$22,089	$151,057	$34,940

*Intersegment revenue recorded during 2015 and 2016 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $70,000 and $225,000 for the three months ended September 30, 2016 and 2015, respectively. North America EBITDA includes an allocation of approximately $379,000 and $763,000 for the nine months ended September 30, 2016 and 2015, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $113,000 and $74,000 for the three months ended September 30, 2016 and 2015, respectively. International EBITDA includes a corporate allocation of approximately $246,000 and $200,000 for the nine months ended September 30, 2016 and 2015, respectively. This allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

CoStar Group, Inc.
Revenues by Services-Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Information and analytics
CoStar Suite	$103,261	$91,350	$301,969	$266,931
Information services	19,486	19,126	58,336	56,415
Online marketplaces
Multifamily	57,654	49,312	164,752	110,187
Commercial property and land	32,310	29,290	94,262	85,222
Total revenues	$212,711	$189,078	$619,319	$518,755

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2015-2016 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7	$15.6	$23.2
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2	10.2	14.2
Income (loss) before income taxes	(5.5)	(22.4)	(2.8)	33.2	27.9	25.8	37.4
Purchase amortization and other related costs	13.5	13.5	17.1	13.9	11.9	11.5	11.3
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3	9.3	9.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5	0.8	—
Restructuring and related costs	—	—	2.3	(0.3)	—	—	0.1
Settlements and impairments	1.4	1.4	—	—	—	—	—
Non-GAAP income before income taxes	17.4	3.9	27.7	57.2	49.6	47.5	58.1
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(6.6)	(1.5)	(10.5)	(21.7)	(18.9)	(18.0)	(22.1)
Non-GAAP net income	$10.8	$2.4	$17.2	$35.5	$30.7	$29.4	$36.0

Non-GAAP net income per share - diluted**	$0.34	$0.08	$0.53	$1.10	$0.95	$0.91	$1.11

Weighted average outstanding shares - basic	31.8	32.0	32.0	32.0	32.1	32.2	32.2
Weighted average outstanding shares - diluted**	32.2	32.3	32.2	32.3	32.4	32.4	32.4

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income (loss)	$(6.1)	$(15.0)	$(5.4)	$23.0	$16.7	$15.6	$23.2
Purchase amortization	13.5	13.5	17.1	13.9	11.9	11.5	11.3
Depreciation and other amortization	4.3	5.1	5.4	5.7	5.6	5.9	6.8
Interest income	(0.3)	(0.1)	(0.0)	(0.1)	(0.1)	(0.2)	(0.3)
Interest expense	2.3	2.4	2.4	2.3	2.5	2.5	2.5
Income tax expense (benefit), net	0.6	(7.4)	2.6	10.2	11.2	10.2	14.2
EBITDA	$14.3	$(1.5)	$22.1	$55.0	$47.8	$45.6	$57.7
Stock-based compensation expense	7.4	8.4	9.3	9.4	8.3	9.3	9.3
Acquisition and integration related costs	0.6	2.9	1.8	1.0	1.5	0.8	—
Restructuring and related costs	—	—	2.3	(0.3)	—	—	0.1
Settlements and impairments	1.4	1.4	—	—	—	—	—
Adjusted EBITDA	$23.7	$11.2	$35.5	$65.1	$57.6	$55.7	$67.1

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2016		Ended December 31, 2016
	Low	High	Low	High

Net income	$24,400	$27,300	$79,900	$82,700
Income tax expense, net	15,700	17,500	51,300	53,100
Income before income taxes	40,100	44,800	131,200	135,800
Purchase amortization and other related costs	11,200	11,200	46,000	46,000
Stock-based compensation expense	10,000	9,000	37,000	36,000
Acquisition and integration related costs	—	—	2,300	2,300
Restructuring and related costs	3,000	2,000	3,000	2,000
Settlements and Impairments	—	—	—	—
Non-GAAP income before income taxes	64,300	67,000	219,500	222,100
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(24,400)	(25,500)	(83,400)	(84,400)
Non-GAAP net income	$39,900	$41,500	$136,100	$137,700

Net income per share - diluted	$0.75	$0.84	$2.47	$2.55
Non-GAAP net income per share - diluted	$1.23	$1.28	$4.20	$4.25

Weighted average outstanding shares - diluted	32,500	32,500	32,400	32,400

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2016		Ended December 31, 2016
	Low	High	Low	High
Net income	$24,400	$27,300	$79,900	$82,700
Purchase amortization and other related costs	11,200	11,200	46,000	46,000
Depreciation and other amortization	6,200	6,200	24,600	24,600
Interest and other expense (income), net	2,500	2,500	9,300	9,300
Income tax expense, net	15,700	17,500	51,300	53,100
Stock-based compensation expense	10,000	9,000	37,000	36,000
Acquisition and integration related costs	—	—	2,300	2,300
Restructuring and related costs	3,000	2,000	3,000	2,000
Settlements and impairments	—	—	—	—
Adjusted EBITDA	$73,000	$75,700	$253,400	$256,000

All Contacts

Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 10 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Through an exclusive partnership with Move, a subsidiary of News Corporation, Apartments.com is the exclusive provider of apartment community listings across Move’s family of websites, which include realtor.com®, doorsteps.com and move.com. CoStar Group’s websites attracted an average of nearly 25 million unique monthly visitors in aggregate in the third quarter of 2016. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of approximately 2,800 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, bookings, earnings, profitability, revenue, unique visitors and total visits; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that cost management efforts do not produce the expected results or continue to produce historical results; the risk that the Company’s plans with respect to the LoopNet information products, related sales efforts and the planned integration with CoStar Suite may change; the risk that revenues for the fourth quarter and full year 2016 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2016 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2016 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2016 will not be as stated in this press release. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.